Exhibit 28(a)(xii)
Seasons Series Trust
Certificate of Amendment
     I, Nori L. Gabert, do hereby certify that I am the duly elected Secretary of Seasons Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the “Trust”), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Declaration of Trust, dated October 10, 1995, as amended from time to time (hereinafter referred to as the “Declaration of Trust”), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Shares of Beneficial Interest was duly approved and adopted in the manner provided in the Declaration of Trust
     IN WITNESS WHEREOF, I have hereunto set forth my hand this 9th day of December, 2009.

Name: Title:	/s/ NORI L. GABERT Secretary

SEASONS SERIES TRUST
AMENDMENT TO
ESTABLISHMENT AND DESIGNATION OF SHARES OF BENEFICIAL INTEREST
     The undersigned, being a majority of the Trustees of Seasons Series Trust (hereinafter referred to as the “Trust”), a trust with transferrable shares of the type commonly called a Massachusetts Business Trust, HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 6.1 and 6.10 of the Declaration of Trust of the Trust, dated October 10, 1995 (hereinafter, as amended, referred to as the “Declaration of Trust”), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on December 9, 2009 the following is hereby authorized:
That the Strategic Fixed Income Portfolio shall be renamed: Real Return Portfolio
     The actions contained herein shall be effective as of January 19, 2010.
     IN WITNESS THEREOF, the undersigned have executed this Amendment to Establishment and Designation of Shares of Beneficial Interest (which may be on one or more separate counterparts) as of the 9th day of December, 2009.

/s/ GARRETT F. BOUTON Garrett F. Bouton, Trustee	/s/ GILBERT TERRY RAY Gilbert T. Ray, Trustee

/s/ CARL D. COVITZ Carl D. Covitz, Trustee	/s/ ALLAN L. SHER Allan L. Sher, Trustee

/s/ JANA W. GREER Jana W. Greer, Trustee	/s/ BRUCE G. WILLISON Bruce G. Willison, Trustee

/s/ JANE JELENKO Jane Jelenko, Trustee